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                                 Exhibit 10.1
               Employment Contract Dated March 15, 1999 Between
                      BioLynx, Inc. and John D. Walker II
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                                                                    Exhibit 10.1

                              EMPLOYMENT CONTRACT

     This agreement is between BioLynx, Inc. ("Company") of San Antonio, Texas, and JOHN D. WALKER II ("Employee") of 5617 Grissom Road, San Antonio, Texas 78238.

     In consideration of Employee's employment with or continued employment with the Company, the Company and Employee agree as follows:

                         I.  SERVICES AND COMPENSATION

     The Company hereby employs, engages, and hires Employee, and Employee hereby accepts and agrees to such employment, subject to the general supervision and pursuant to the orders, advice, and direction of the Company.

     The Employee agrees that he or she will at all times faithfully and to the best of his or her ability, experience, and talents perform all of the duties that may be required of or from him or her to the reasonable satisfaction of the Company. The duties shall be rendered at all place or places as the Company shall in good faith require.

     The Company shall pay Employee a monetary compensation, and Employee shall accept such compensation from the Company for Employee's services.

                    II.  CONFIDENTIALITY AND NON-DISCLOSURE

     During and after his or her employment with the Company, Employee agrees that, except as directed by the Company, he or she will not use or disclose Confidential Information to any person or organization or permit any person to examine or copy Confidential Materials. Upon termination of employment with the Company, Employee will deliver to the Company all confidential Materials in his or her possession or control. At all times during and after employment with the Company, Employee will take reasonable precautions to prevent unintentional disclosures of Confidential Information.

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     "Confidential Information" means information: (1) disclosed to or known by
Employee as a consequence of his or her employment with the Company; (2) not generally known outside the Company; and (3) which relates to the Company's business. "Confidential Information" is intended to include trade secrets as defined in the Restatement of Torts. Specifically, without limitation, "Confidential Information" includes information relating to products developed for or used by the Company.

     "Confidential Materials" are tangible materials containing Confidential Information, including, without limitation, software, letters, books, records, notes, memoranda, research materials, artwork, and drawings.

                           III.  PROPRIETARY RIGHTS

     All rights to Proprietary Items and Inventions, existing and to be developed under the terms of this agreement, whether by Employee alone or in cooperation with others, shall belong to the Company. Employee agrees that all copyrightable material shall be a work for hire as defined by the United States copyright laws, to be developed as part of a collective work.

     Employee agrees to assign, without further compensation, his or her interest, if any, in any Proprietary Item or Invention to the Company. Employee further agrees to (1) disclose promptly to the Company in confidence and in writing all Proprietary Items or Inventions conceived or made during the term of employment, and (2) comply with the Company's reasonable instructions and execute any documents necessary for vesting, registering or recording the Company's interests in Proprietary Items or Inventions.

     "Invention" means any new or useful art, discovery, contribution, finding, or improvement whether or not patentable, and all related know-how.

     "Proprietary Items" are ideas and information and their expressions (whether copyrightable or not copyrightable), and inventions, including development of existing Confidential Information or Materials, conceived or made by Employee alone or with others during his or her employment at the Company.

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                             IV.  NON-COMPETITION

     The Employee recognizes and agrees that he or she has received or will receive special training, knowledge, and access to confidential information and trade secrets through his or her employment with the Company.

     The Employee further recognizes and agrees that this industry in which the Company is engaged is extremely competitive and the Company would suffer irreparable harm if the Employee were to engage in activities directly in competition with the Company.

     In consideration of the valuable training, knowledge, and access to confidential information and trade secrets provided to the Employee by the Company, the Employee agrees that for a reasonable period, deemed by the parties to be two years, after the termination of the Employee's employment for any reason, the Employee will not engage in the business of developing, publishing, or marketing of products in direct competition with the Company anywhere within the Company's trade territory, the extent of the trade territory being determined as of the time the Employee ends his or her employment with the Company.

     It is further understood that the geographic restrictions above are reasonable and necessary to protect the business and interests of the Company.

                    V.  ENFORCEMENT AND GENERAL CONDITIONS

     It is agreed that all damages shall be an inadequate remedy for breach or threatened breach by Employee of any of his or her covenants herein and that any such breach by Employee will cause the Company irreparable damage. Accordingly, Employee agrees that the Company shall be entitled, without waiving any additional remedies otherwise available to it, to injunctive and other equitable relief in the event of a breach or threatened breach. The validity and interpretation of this agreement and legal relations of the parties shall be governed by the laws of the State of Texas.

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     The parties have signed this agreement the 15 day of March, 1999, to be effective as of the day of first employment of Employee with Company.

EMPLOYEE:                                COMPANY:  BioLynx, Inc.

JOHN D. WALKER II                  By:   PATRICK E. TOLLE


                                   Its: Vice President
                                       ----------------------------------------
                                         (Printed Title of Officer)


/s/ JOHN D. WALKER II              /s/ PATRICK E. TOLLE
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    3-15-99                           3-29-99
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Date                                     Date

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